QuickLinks -- Click here to rapidly navigate through this document

Registration No.

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

JNI CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	33-0740004 (I.R.S. employer identification no.)
10945 VISTA SORRENTO PARKWAY SAN DIEGO, CA 92130 858-523-7000 (Address of principal executive offices)
JNI CORPORATION 1999 EMPLOYEE STOCK PURCHASE PLAN (Full title of the plan)
RUSSELL STERN PRESIDENT, CHIEF EXECUTIVE OFFICER JNI CORPORATION 10945 VISTA SORRENTO PARKWAY SAN DIEGO, CA 92130 858-523-7000 (Name and address of agent for service)

This registration statement shall hereafter become effective in accordance with Rule 462 promulgated under the Securities Act of 1933, as amended.

CALCULATION OF REGISTRATION FEE

Title of Securities to be registered(1)	Amount to be registered(2)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee

1999 Employee Stock Purchase Plan
Common Stock Par Value $.001	1,500	$5.91(3)	$8,865.00	$0.72

(1)
The securities to be registered include rights to acquire Common Stock.

(2)
Pursuant to Rule 416(a), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.

(3)
Estimated pursuant to Rule 457 solely for purposes of calculating the registration fee. The 1999 Employee Stock Purchase Plan establishes a purchase price equal to 85% of the fair market value of the Company's Common Stock, and, therefore, the price for shares under this plan is based upon 85% of the average of the high and low prices of the Common Stock on October 8, 2003, as reported on the NASDAQ National Market.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference

        JNI Corporation (the "Company") hereby incorporates by reference in this registration statement the following documents:

          (a)   The Company's latest annual report on Form 10-K filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), containing audited financial statements for the Company's latest fiscal year ended December 31, 2002 as filed with the Securities and Exchange Commission on March 28, 2003.

          (b)   The Company's Registration Statement on Form 8-A filed pursuant to Section 12 of the Exchange Act on October 21, 1999, and any further amendment or report filed hereafter for the purpose of updating any such description.

          (c)   All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4.    Description of Securities

        The class of securities to be offered is registered under Section 12 of the Exchange Act.

Item 5.    Interests of Named Experts and Counsel

        Inapplicable.

Item 6.    Indemnification of Directors and Officers

        Section 145 of the Delaware General Corporate Law permits indemnification of officers, directors, and other corporate agents under certain circumstances and subject to certain limitations. The Company's certificate of incorporation and bylaws provide that the Company shall indemnify its directors, officers, employees and agents to the full extent permitted by the Delaware law, including circumstances in which indemnification is otherwise discretionary under Delaware law. In addition, the Company has entered into separate indemnification agreements with its directors and executive officers which require the Company, among other things, to indemnify them against certain liabilities which may arise by reason of their status or service (other than liabilities arising from acts or omissions not in good faith or willful misconduct).

        These indemnification provisions and the indemnification agreements entered into between the Company and its executive officers and directors may be sufficiently broad to permit indemnification of the Company's executive officers and directors for liabilities, including reimbursement of expenses incurred, arising under the Securities Act of 1933, as amended (the "Securities Act").

Item 7.    Exemption From Registration Claimed

        Inapplicable.

Item 8.    Exhibits

        See Exhibit Index.

Item 9.    Undertakings

        The undersigned registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (l)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURE

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on October 10, 2003.

JNI Corporation
By:
/s/ RUSSELL STERN Russell Stern, President and Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY

        The officers and directors of JNI Corporation whose signatures appear below, hereby constitute and appoint RUSSELL STERN and PAUL KIM, and each of them, their true and lawful attorneys and agents, with full power of substitution, each with power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments to this registration statement on Form S-8, and each of the undersigned does hereby ratify and confirm all that each of said attorney and agent, or their or his substitutes, shall do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ RUSSELL STERN Russell Stern	President, Chief Executive Officer and Director (Principal Executive Officer)	October 10, 2003
/s/ PAUL KIM Paul Kim	Chief Financial Officer (Principal Financial and Accounting Officer)	October 10, 2003
/s/ JOHN STISKA John Stiska	Chairman of the Board of Directors	April 25, 2003
/s/ JOHN BOLGER John Bolger	Director	April 25, 2003
Leon (Bud) Edney	Director
Tom St. Dennis	Director
/s/ SYLVIA SUMMERS-DUBREVIL Sylvia Summers-Dubrevil	Director	May 30, 2003
/s/ PETER VAN CUYLENBURG Peter Van Cuylenburg	Director	April 25, 2003
Howard Wiener	Director

EXHIBIT INDEX

4.1	Restated Certificate of Incorporation of the Company, as amended, is incorporated by reference to Exhibit 3.3 to the Company's Registration Statement on Form S-1, as amended, filed with the Securities and Exchange Commission (No. 333-86501) on September 3, 1999.
4.2
Bylaws of the Company, are incorporated by reference to Exhibit 3.2 to the Company's Annual Report on Form 10-K for the year ended December 31, 2002, filed with the Securities and Exchange Commission on March 28, 2003.
5	Opinion re legality
23.1	Consent of Counsel (included in Exhibit 5)
23.2	Consent of PricewaterhouseCoopers LLP
24	Power of Attorney (included in signature pages to this registration statement)
99.1	Form of 1999 Employee Stock Purchase Plan, filed with amendment number 1 to Registration Statement on Form S-1 (File No. 333-86501) dated October 4, 1999.

QuickLinks

PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
  Item 3. Incorporation of Documents by Reference
  Item 4. Description of Securities
  Item 5. Interests of Named Experts and Counsel
  Item 6. Indemnification of Directors and Officers
  Item 7. Exemption From Registration Claimed
  Item 8. Exhibits
  Item 9. Undertakings
SIGNATURE
SIGNATURES AND POWER OF ATTORNEY
EXHIBIT INDEX